Exhibit 99.2

Societal CDMO Enters Into Definitive Agreement to be Acquired by CoreRx, INC.

Societal CDMO to be Acquired by CoreRx, Inc. to Create an Enhanced CDMO with Broad Capabilities Spanning Early-Stage Formulation Development through Commercial Manufacturing and Packaging

CoreRx to Commence a Tender Offer for all Outstanding Shares of Societal CDMO, Inc.

CLEARWATER, FL, and GAINESVILLE, GA – February 28, 2024 — Societal CDMO, Inc. (“Societal CDMO”) (Nasdaq: SCTL), a contract development and manufacturing organization (CDMO) dedicated to solving complex formulation and manufacturing challenges primarily in small molecule therapeutic development, today announced that it has entered into a definitive agreement with CoreRx, Inc. (“CoreRx”) under which CoreRx will acquire Societal CDMO. CoreRx will commence a tender offer to acquire all outstanding shares of Societal CDMO for $1.10 per share in cash, subject to any applicable tax withholding. Societal CDMO’s board of directors unanimously approved the transaction and plans to recommend that all shareholders tender their shares in the tender offer.

“We are pleased to enter into this transaction with CoreRx, which delivers substantial value to our shareholders and is the outcome of a thorough review process overseen by the Societal CDMO board of directors,” said Wayne Weisman, executive chairman of Societal CDMO’s board of directors.

“The enhanced CDMO that will be created through this transaction will be positioned to offer both existing and new customers strength in formulation development, early-stage production, clinical trial services, commercial-scale manufacturing, and a range of packaging services. The prospects for this combined entity to establish itself as a preferred CDMO partner in the small molecule space are bright and we look forward to the opportunity to contribute to the new company’s success,” said David Enloe, chief executive officer of Societal CDMO. “We are proud to see our team’s accomplishments and are truly grateful for the contributions made by all team members to the success of the company. I am confident that this transaction will maximize value for our shareholders.”

Transaction Details

Under terms of the merger agreement, CoreRx will promptly commence a cash tender offer to acquire all outstanding shares of Societal CDMO common stock for $1.10 per share in cash, subject to applicable tax withholding, and Societal CDMO has agreed to file a recommendation statement containing the unanimous recommendation of its board of directors that Societal CDMO shareholders tender their shares to CoreRx. The transaction is expected to close early in the second quarter of 2024. The transaction is subject to the tender of a majority of the outstanding shares of Societal CDMO’s common stock, as well as other customary closing conditions. Following the successful closing of the tender offer, CoreRx will acquire all remaining shares of Societal CDMO that are not tendered into the tender offer through a second-step merger at the same price of $1.10 per share, without the vote of Societal CDMO shareholders. The merger will be effected as soon as practicable after the closing of the tender offer. Until that time, Societal CDMO will continue to operate as a separate and independent company.

Raymond James & Associates, Inc.is acting as financial advisor to Societal CDMO.

About CoreRx

CoreRx, Inc. is an industry leading CDMO, providing innovative drug formulation, development, and GMP manufacturing to global pharmaceutical and biotech partners. CoreRx operates from two sites: (i) its state-of-the-art campus in Clearwater, Florida and (ii) its Bend Bioscience campus in Bend, Oregon.  CoreRx delivers value-added solutions to its partners focused on oral solids, liquids, and topicals, including enhanced formulations utilizing particle engineering-based drug delivery technologies and spray dry dispersion.  Learn more at www.corerxpharma.com and www.bendbioscience.com.

About Societal CDMO

Societal CDMO (NASDAQ: SCTL) is a bi-coastal contract development and manufacturing organization (CDMO) with capabilities spanning pre-Investigational New Drug (IND) development to commercial manufacturing and packaging for a wide range of therapeutic dosage forms with a primary focus in the area of small molecules. With an expertise in solving complex manufacturing problems, Societal CDMO is a leading CDMO providing therapeutic development, end-to-end regulatory support, clinical and commercial manufacturing, packaging and logistics services to the global pharmaceutical market.

In addition to our experience in handling DEA controlled substances and developing and manufacturing modified-release dosage forms, Societal CDMO has the expertise to deliver on our clients’ pharmaceutical development and manufacturing projects, regardless of complexity level. We do all of this in our best-in-class facilities, which total 145,000 square feet, in Gainesville, Georgia and San Diego, California.

Societal CDMO: Bringing Science to Society. For more information about Societal CDMO’s customer solutions, visit societalcdmo.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. These forward-looking statements include, among others, the ability to complete and the timing of completion of the transactions contemplated by the Agreement and Plan of Merger, dated as of February 28, 2024, by and among Societal CDMO, CoreRx and Cane Merger Sub, Inc. (“Merger Agreement”), including the parties’ ability to satisfy the conditions to the consummation of the Offer and the other conditions set forth in the Merger Agreement and the possibility of any termination of the Merger Agreement. The forward-looking statements contained in this press release are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements.  Potential risks, uncertainties and other factor to be considered include, among others, that Societal CDMO shareholders may not tender a sufficient number of shares in the tender offer; the length of time necessary to consummate the proposed transaction may be longer than anticipated, or it may not be consummated at all; the proposed transaction may involve unexpected costs; the businesses may suffer as a result of uncertainty surrounding the proposed transaction, including difficulties in maintaining relationships with third parties or retaining key employees; and the risk that shareholder litigation in connection with the Offer or the Merger may result in significant costs of defense, indemnification and liability. For further discussion of these and other risks and uncertainties, see Societal CDMO’s most recent Form 10-K and Form 10-Q filings with the United States Securities and Exchange Commission (the “SEC”), including under the headings “Risk Factors.” You are cautioned to not place undue reliance on forward-looking statements, which speak only as of the date of this document. Except as required by law, neither CoreRx nor Societal CDMO is under any duty to update any of the information in this document.

Additional Information And Where To Find It

In connection with the proposed acquisition, CoreRx will commence a tender offer for the outstanding shares of Societal CDMO. The tender offer has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Societal CDMO, nor is it a substitute for the tender offer materials that CoreRx and its wholly owned merger subsidiary, Cane Merger Sub, Inc. (“Merger Sub”), will file with the SEC upon commencement of the tender offer. At the time the tender offer is commenced, CoreRx and Merger Sub will file tender offer materials on Schedule TO, and Societal CDMO will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. Holders of shares of Societal CDMO common stock are urged to read the tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other tender offer documents) and the Solicitation/Recommendation Statement when they become available (as each may be amended or supplemented from time to time) because they will contain important information that holders of shares of Societal CDMO common stock should consider before making any decision regarding tendering their shares. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of Societal CDMO at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov. In addition, these materials will be available at no charge on the Investors page of Societal CDMO’s website at https://www.societalcdmo.com/ and by directing a request to the information agent for the tender offer, whose contact information will be set forth in the Offer to Purchase.

Contacts:

Stephanie Diaz (Investors on behalf of Societal CDMO)
Vida Strategic Partners

415-675-7401
sdiaz@vidasp.com

Tim Brons (Media on behalf of Societal CDMO)
Vida Strategic Partners
415-675-7402
tbrons@vidasp.com

Ryan D. Lake (CFO)
Societal CDMO
770-531-8365
ryan.lake@societalCDMO.com